UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2018

Nodechain, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54994	46-3021464
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5445 Oceanus Drive STE 102 Huntington Beach, CA	92649
(address of principal executive offices)	(zip code)

1-888-827-3451
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Note: Any references such as, “The Company,” “We,” and “Our” refer to Nodechain, Inc.

FORWARD LOOKING STATEMENTS

This document may contain forward-looking statements that involve risks and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing, and any of our filings, are good faith estimates of management as of the date of the filing.

Item 8.01 Other Events.

As disclosed in our Form 8-K filed December 6, 2017, on December 1, 2017, we filed a Certificate of Amendment with the Delaware Secretary of State to change our name from Vapetek, Inc. to Nodechain, Inc. FINRA has since approved the name change.

Pursuant to our name change we are announcing herein the approval of the change in the Company’s ticker symbol for its Common Stock as of March 7, 2018. Commencing with the opening of trading March 8, 2018 the Company’s new ticker symbol is now “NODC.”

In connection with the name change a new CUSIP number was assigned to the Company’s Common Stock. The new CUSIP number for the Company’s Common Stock is 65525Q101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nodechain, Inc.

Dated: March 8, 2018	/s/ Andy Michael Ibrahim
Andy Michael Ibrahim
Chief Executive Officer